Exhibit 10.10

WAREHOUSE AND OFFICE LEASE

THIS WAREHOUSE AND OFFICE LEASE (“Lease”), made as of this          day of June, 2003 is by and between Georgia Anne Snyder-Falkinham (“Lessor”) and Luna Innovations, Inc. (“Lessee”), (collectively, “the Parties”).

:WITNESSETH:

1. Demised Premises. In consideration of the rents and covenants herein set forth, Lessor does hereby lease to Lessee and Lessee hereby leases from Lessor the warehouse and office building (containing approximately 14,700 sq. ft.) at 2851 Commerce Street, S.E., Blacksburg, Virginia, for the period of time(s) and upon the terms and conditions hereinafter set forth.

2. Commencement And Term. The term of this Lease shall commence on the first day of July, 2003, and terminate at midnight on June 30, 2006 (“Term”), unless renewed as provided for hereinafter.

3. Rental. Lessee hereby covenants and agrees to pay Lessor as rental for the Leased Premises, which amount shall be payable without deduction, offset, notice, or demand, ONE HUNDRED FORTY-SEVEN THOUSAND AND NO/100 DOLLARS ($147,000.00) each year during the Term of this Lease, with monthly payments of TWELVE THOUSAND TWO HUNDRED FIFTY AND NO/100 DOLLARS ($12,250.00) being due and payable in advance on the first day of each month. Payments are to be made to Lessor at 500 South Main Street, Blacksburg, Virginia 24060. As additional rent, Lessee shall be responsible for all janitorial services, water, sewage, and garbage pickup related to the Leased Premises. Further, Lessee shall pay as additional rent all charges for electricity and natural gas related to the Leased Premises.

4. Renewal. Lessee shall have the right and option to renew this Lease for an additional period of THREE (3) years, immediately subsequent to the original Term of this Lease, at a rental rate to be negotiated between the parties in good faith, based upon the economic circumstances and the market conditions then existing. Notice of the exercise of the renewal option shall be given no less than NINETY (90) days prior to the expiration of the original Term of this Lease.

5. Late Payment. Lessee hereby covenants and agrees to pay Lessor or agent thereof a late charge of TEN PERCENT (10%) of the amount of any installment of rent or any other sum due Lessor for each late payment when any installment of rent or any other sum due Lessor under the terms of this Lease is paid more than TEN (10) days after the due date thereof.

6. Use of Leased Premises. Lessee shall use and occupy the Leased Premises, subject to the terms and condition hereof, for the operation of a fiber optic sensing business and for such other uses as may be customary and incidental thereto.

7. Utilities and Taxes. The Lessee shall pay promptly all business and personal property taxes, licenses, and bills for utilities (including telephone) related to the warehouse and office space at 2851 Commerce Street. Lessor shall pay all real estate taxes related to the Leased Premises.

8. Maintenance and Repairs. Lessor at her sole expense, within a reasonable time after being notified in writing by Lessee of the need therefor, shall be responsible for the following: structural repairs to the building; repairs to the roof, gutters, and downspouts; painting of the exterior of the building; maintenance of the yard, hard surfaced areas, and exterior lighting; as well as repairs to the plumbing, electrical, and HVAC equipment installed by the Lessor; unless the need for such repairs/maintenance is occasioned by the negligent or willful act of Lessee, its agents, employees, or invitees, in which event such repairs shall be charged to Lessee. All modifications installed by the Lessee shall be the sole responsibility of the Lessee to repair and maintain.

The Lessee at its sole expense shall provide all other maintenance and make repairs, including repairs and replacements to the interior finishes necessary to keep the Leased Premises, building and improvements, and equipment in good order and repair. Lessee shall be responsible for keeping the interior of the building neat and attractive. Snow removal from parking lots and sidewalks shall be the responsibility of the Lessee. Lessee will, at the expiration of the original Term of this Lease or any renewal thereof, deliver up the Leased Premises in as good order and condition as received, excepting reasonable wear and tear and damage by fire or other casualty of the kind insured against in standard policies of fire insurance with extended coverage.

Except as provided herein, Lessor shall not be under any obligation to make other repairs to the Leased Premises. Lessor shall not be chargeable with any liability by reason of negligence or otherwise for not making repairs to the Leased Premises and shall not be liable for any damages (or for any reason whatsoever in connection with the Leased Premises whether caused by the use of the Leased Premises, water, electricity, heating equipment, or by theft or otherwise) to personal property that the Lessee or assigns or any other person may sustain on or about the Leased Premises. Lessee shall not be entitled to any reduction in rent, or any claim for damages, by reason of any inconvenience, annoyance, injury to business, or loss of natural light or ventilation arising from any repairs, alternations, or replacements made by Lessor pursuant to this Section.

9. Insurance and Damage to Leased Premises. (a) The Lessee shall insure at its own expense its property, improvements, inventory, and contents against loss or damage by fire or other hazards. (b) If the building of which the Leased Premises are a part shall be damaged by fire, the elements, or the casualty, but is not thereby rendered untenantable in whole or in part, Lessor shall promptly, at her own expense, cause such damage to be repaired, and the rent shall not be abated. If by reason of such occurrence the Leased Premises shall be rendered untenantable only in part, Lessor shall promptly, at her own expense, cause the damage to be repaired and fixed, and the rent shall be abated proportionately to the portion of the Leased Premises rendered untenantable for such time as may elapse until the whole space is again tenantable. If by reason of such occurrence the Leased Premises shall be rendered wholly untenantable, Lessor shall promptly, at her own expense, cause such damage to be repaired, and the rent shall be abated in whole until the Leased Premises are restored, unless within SIXTY (60) days after such occurrence Lessor shall give Lessee written notice that she has elected not to reconstruct the destroyed premises. In which event, this Lease and the tenancy hereby created shall cease as of the day of said occurrence. In no event shall Lessor be responsible for any resulting inconvenience to the Lessee. (c) Notwithstanding the foregoing provisions, if at any time the obligee of any indebtedness secured by a lien on the Leased Premises shall be obligated to apply all or a substantial part of the proceeds from any insurance to the payment of such indebtedness with the result that the remaining proceeds are insufficient to pay the cost of making the repairs, restorations, or replacements required hereby and neither the Lessee nor the Lessor agrees to pay such cost, then this Lease shall terminate THIRTY (30) days after receipt by either the Lessee or the Lessor to the other of written notice of such termination and all remaining proceeds of insurance on the Leased Premises shall be paid to and retained by the Lessor. (d) Lessee covenants that, without prior written consent of Lessor, it will not do anything which will increase the rate of fire insurance on the building of which the Leased Premises are a part and that, if such consent is given, Lessee will pay Lessor the amount of the increase in the cost of such insurance as and when the premiums become due. In the event that the Lessee causes an increase in the rate of fire insurance on the building in which the Leased Premises is located, Lessee covenants and agrees to pay to Lessor the full amount of such rate increase caused by Lessee’s actions.

10. Condemnation. If the building of which the Leased Premises are a part shall be partially condemned by public authorities under the power of eminent domain, or purchased in lieu thereof, Lessor shall in no way be responsible for any resulting inconvenience or damage to Lessee, nor shall there be any reduction in the rent unless as a direct result of such occurrence part of such building shall be rendered untenantable, in which case there shall be a reasonable reduction in rent for such time as may elapse until there be again on the Leased Premises a building of as much value to the Lessee for its use as the one affected by such occurrence. Lessor shall then proceed to make such repairs and alterations as may be necessary to provide a building of as much value to Lessee as the one existing prior to such occurrence, unless within SIXTY (60) days after the date of such taking Lessor gives Lessee written notice that she has elected not to reconstruct, repair, or alter such building, in which event this Lease and the tenancy hereby created shall cease as of the day of such taking or sale without any further liability on the part of either the Lessor and the Lessee to the other. All compensation awarded or paid upon such total or partial taking of the Leased Premises shall belong to and be the property of the Lessor without any participation therein by the Lessee. In no event shall the Lessor be responsible for any resulting inconvenience to Lessee.

11. Indemnity to Lessor. Lessee will indemnify and save harmless the Lessor against any and all liability, damage, expense, causes of action, suits, claims or judgments, and attorney’s fees and costs incurred in connection therewith, arising from injury to persons or property on the Leased Premises or arising by reason of the use of the Leased Premises. Lessee will keep in force at its own expense so long as this Lease remains in effect broad-form public liability insurance in the amount of $500,000.00 per occurrence and property damage of $100,000.00 per occurrence, or such higher limits as the Lessor may reasonably from time to time require, protecting and indemnifying Lessee, Lessor, and Lessor’s agents, naming the Lessor as an additional insured against all claims for damage to person or property or for loss of life or property occurring on, in, or about the Leased Premises. Such certificates of insurance and any endorsement thereto shall be furnished to Lessor by Lessee at or prior to the commencement of the original Term of this Lease and thereafter at least TEN (10) days prior to the expiration of any such policy. Each such policy shall provide for at least TEN (10) days’ written notice to Lessor of any change or cancellation thereof.

12. Assignment and Subletting. During the original Term hereof or any renewal hereof, the Lessee shall not have the right to assign this Lease or to sublet or to permit any other person to occupy the Leased Premises, or any part thereof, except with the prior written consent of the Lessor, which consent shall not be unreasonably withheld. No such assignment or subletting, whatever, shall relieve the Lessee, or any guarantor of Lessee’s obligations hereunder, of its/their obligations hereunder. For any such assignment or sublease, Lessee shall pay all cost (including legal fees) incurred by Lessor.

13. Default. All items of indebtedness or damages which may become owing to the Lessor by the Lessee under the covenants and provisions hereof shall be considered as items of rent, and the Lessor shall have the same liens and the same remedies for the collection thereof as are provided herein and by law for the collection of rent. Lessee covenants and agrees to pay interest at the rate of TWELVE PERCENT (12%) per annum on all rents or other sums accrued if not paid when due, Lessor expressly reserving all other rights and remedies provided herein and by law in respect thereto. If the Lessee shall default in the performance of any of the covenants and conditions contained in this Lease, the Lessor may, but shall not be obligated to, cure any such default and add the cost thereof, with interest at the rate of TWELVE PERCENT (12%) per annum, to the amount of the next installment of rent to be paid by the Lessee hereunder, but it is expressly agreed that such curing of any default or payment of any indebtedness by the Lessor shall not be deemed a waiver or release of any default hereunder or of any remedy provided herein. In addition, upon the breach of any covenants, term, condition, or provision herein contained, or the repudiation of this Lease by the Lessee, or the failure of the Lessee to occupy the Leased Premises at the beginning of the Term, or the abandonment or vacation of Leased Premises by the Lessee, or the Lessee’s (or any guarantor of this Lease) being adjudicated as bankrupt, or the insolvency of Lessee, or the appointment of a Receiver or Trustee of the Lessee’s property, or upon the business conducted on the Leased Premises being substantially terminated at any time, the total rent herein identified, whether accrued or not, shall at the option of Lessor immediately become due and payable, and the Lessor shall have the right to enter the Leased Premises at once, by force or otherwise, and to remove any property therein without liability for damage thereto, and without obligation to store such property, and without being liable to any prosecution therefore, and to distrain for rent, and also to re-rent the Leased Premises as agent for the Lessee for the unexpired portion of the Term and to receive the rent and to apply the same, after deduction of appropriate expenses, to the payment of the rent payable hereunder, Lessee remaining liable for any deficiency; or the Lessor may, at her option, immediately terminate this Lease. In the event of termination, Lessee shall quit and surrender the Leased Premises to the Lessor, providing that neither terminating this Lease under this clause nor recovering possession of the Leased Premises shall deprive the Lessor of any other action or remedy against the Lessee for possession, for rent, or for damages. All of Lessor’s rights shall be cumulative and shall not preclude the Lessor from exercising all other rights and remedies provided by law.

14. Waiver of Subrogation. Any other provision hereof notwithstanding, but subject to the consent of Lessor’s and Lessee’s insurance carriers, it is understood and agreed that, in the event of any loss or damage to the Leased Premises by fire or any other perils insured customarily under extended coverage portions of fire or other insurance policies, regardless of the cause thereof, and whether or not the same be caused by carelessness or negligence of the Lessor or Lessee, their servants, employees, agents, visitors, or licensees, neither the Lessee or Lessor nor their insurance carriers shall have any right of subrogation against the Lessee or Lessor, their servants, employees, agents, visitors, or licensees for any such damage or loss so sustained. Lessor and Lessee agree to apply to their respective insurance carriers for a policy rider consenting to the foregoing waiver of subrogation provisions.

15. Improvements. Any improvements or changes, including enlargements, to the Leased Premises shall be made at the expense of the Lessee. Before making any alterations or improvements, the written consent of the Lessor shall be first obtained, which consent shall not be unreasonably withheld. All repairs, improvement, replacements, or alterations to the Leased Premises, including without limitations all electric wiring, electric fixtures, plumbing, floor coverings (including carpeting, but excepting rugs), heating and air conditioning systems, shall be deemed to be part of the realty and shall become the property of the Lessor at the termination of this Lease, except those expressly agreed in writing to not be part of the reality, and shall not be removed at the expiration or earlier termination of this Lease unless removal is requested by Lessor, in which event Lessee agrees to do so and to repair promptly any damage caused by such removal. No improvements or changes shall be made without obtaining all necessary permits.

16. Removal Upon Termination. Lessee shall at the end of this Lease or any renewal or extension, or sooner termination thereof, remove from the Leased Premises any ashes, dirt, rubbish, or any refuse matter and leave each room clean. Provided Lessee is not in default hereunder, Lessee shall have the right to remove any of its trade fixtures from the Leased Premises providing it repairs any damages by such removal. All goods and property on the Leased Premises left after Lessee’s removal shall be liable to distress and may be distrained and sold for any rent in arrears or cost of repairs to the Leased Premises or fixtures thereof made necessary by misuse or neglect on the part of the Lessee or cost of removing rubbish, refuse matter, or anything else found upon the Leased Premises.

17. Signs. Lessee, at its sole expense, may attach to the building and maintain on the Leased Premises a neat and appropriate sign advertising its business as it shall desire, provided the size, color, style, and method of lighting is acceptable to Lessor, further provided that the Lessee complies with all applicable governmental ordinances and regulations and that written permission is first obtained from Lessor. Lessee will not place or suffer to be placed or maintained any fixture, awning, or canopy or any decoration, lettering, or advertising matter on any exterior wall or on the glass of any window or door of the Leased Premises. In the event of the violation of the foregoing by the Lessee, Lessor may remove such fixture, awning, canopy, sign, decorating advertising, or lettering without any liability and may charge for expenses incurred by such removal to the Lessee. Lessee shall keep any such sign freshly painted and in good repair at all times. Upon the termination of this Lease, Lessee shall remove such sign and repair any damages to the Leased Premises caused by the erection, maintenance, and removal of such sign.

The Lessor shall have the right to prescribe the general type of window treatment (draperies, curtains, blinds, etc.) which are to be used by Lessee, and Lessee shall place no curtains, draperies, or blinds in the windows without prior consultation with and approval by Lessor, which approval shall not be unreasonably withheld.

18. Covenant and Agreement of Lessor. Lessor covenants and agrees that Lessee, upon paying the rental herein reserved and upon the performance of the covenants, conditions, and agreements herein provided to be observed and performed by Lessee, shall peaceably, and quietly hold and enjoy the Leased Premises for and during the Term hereof and any extension thereof.

19. Waiver of Homestead Exemption and Attorney’s Fees. Lessee and any guarantor of Lessee’s obligation hereunder hereby expressly waive the benefit of the homestead exemption laws of the State of Virginia as to all obligations hereunder. The Lessee and any such guarantor hereby agree to pay all expenses and costs incurred by Lessor pertaining thereto and in enforcement of any remedy available to Lessor and attorney’s fees of TWENTY-FIVE PERCENT (25%) of any amount due by Lessee, or a reasonable attorney’s fees in the event that no amount is due, if the Lessor employs the services of an attorney to enforce the performance of the covenants hereof by the Lessee, to evict the Lessee, to collect money due by the Lessee, or to perform any services based upon Lessee’s default in the performance of any covenants of this Lease.

20. Security Deposit. Lessor herewith acknowledges receipt from Lessee of TWO THOUSAND TWO HUNDRED THIRTY AND NO/100 DOLLARS ($2,230.00), which Lessor is to retain, without liability or interest, as security for the faithful performance of all the covenants, conditions, and agreements of this Lease, but in no event shall the Lessor be obligated to apply the same to rents or other charges in arrears or to damages due to the Lessee’s failure to perform the said covenants, conditions, and agreements. Lessor may apply this security at her option; and Lessor’s right to possession of the Leased Premises for nonpayment of rent or for any other reason, or to exercise any other right or remedy to which Lessor may be entitled hereunder or in law or equity, shall not in any event be affected by reason of the fact that the Lessor holds this security or has applied the same as aforesaid. If, without termination of this Lease, the security shall have been reduced, by application towards rents or otherwise, below the sum stated above, Lessee upon demand shall immediately deposit with Lessor the amount of the difference to be held as security hereunder. The same security, if not applied toward payment of the rent in arrears or toward payment of damages suffered by the Lessor by reason of the Lessee’s breach of the covenants, conditions, or agreements of this Lease is to be returned to the Lessee when this Lease is terminated, according to these terms. In no event is the said security to be returned until the Lessee has properly cleaned and vacated the premises and delivered possession to the Lessor. In the event that the Lessor repossesses said premises because of the Lessee’s default or because of the Lessee’s failure to carry out the covenants, conditions, and agreements of this Lease, Lessor may apply the said security on all damages up to such damages as may be suffered or shall accrue thereafter by reason of the Lessee’s default or breach.

21. Miscellaneous Covenants of Lessee. Lessee covenants that it will comply with all Federal, State, and/or municipal laws, ordinances, and regulations relating to its business conducted in the Leased Premises and to its use of the Leased Premises; that it will not use, or permit to be used, the Leased Premises for any illegal or immoral purpose; that it will not use the sidewalks for business purposes, that it will not, without prior written consent of the Lessor, use or permit to be used any advertising medium or device such as phonographs, radio, or public address system to hold a fire, bankruptcy, going out-of-business or auction sale; and that it will permit Lessor or its representatives (i) to enter the Leased Premises at any reasonable time for purposes of making inspections and/or repairs and, during the last TWELVE (12) months of the Term, for the purpose of exhibiting the Leased Premises to prospective tenants and (ii) to place a “For Rent” sign in a front window during such period of time.

22. Security/Alarm System. The Lessee may, at its sole expense, install a security/alarm system at the Leased Premises.

23. Notices. All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail addressed to Lessor at 500 South Main Street, Blacksburg, Virginia 24060, and to Lessee at 2851 Commerce Street, S.E., Blacksburg, Virginia 24060, or at such other address as either Lessor or Lessee shall designated in the manner herein set forth for giving of the notice. Any such notice shall be deemed to have been given at the time it is postmarked by the Untied States Postal service. Lessee will surrender all keys at the termination of this Lease or pay the cost of replacing all locks for the Leased Premises.

24. Miscellaneous. (a) This Lease Agreement may be executed by the Lessor and the Lessee in any number of counterparts (each of which shall be deemed a single instrument), merges all understandings and agreement between the parties hereto with respect to the Leased Premises, and shall constitute the entire Lease Agreement. (b) The failure to insist, in any one or more instances, upon strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenants or option, but the same shall continue and remain in full force and effect. The receipt by the Lessor of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such a breach, and no waiver by the Lessor of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the parties so charged with the waiver. (c) This Lease and the covenants and conditions herein contained shall inure to the benefit and be binding upon the Lessor and the Lessee and their respective successors and their permitted assigns. (d) This Lease shall be governed by the construed in accordance with the laws of the State of Virginia. (e) Masculine and/or feminine pronouns are to be substituted for those of the neuter form and the plural is to be substituted for the singular number of any place or places herein in which the context may require such substitution. (f) The headings of the Sections herein are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Lease. (g) Both Lessor and Lessee represent and warrant that there are no claims for brokerage commissions or finders’ fees in connection with the execution of this Lease.

25. Subordination. Lessee agrees that this Lease, and all the rights included herein, shall be subordinate to the rights of any existing or subsequently created mortgage or deed of trust placed upon the Leased Premises by Lessor or other fee owner of the Leased Premises.

26. Mortgage Protection. Lessee agrees to give any mortgagees and/or trust deed holders, by Registered Mail, a copy of any Notice of Default served upon the Lessor, provided that prior to such notice Lessee has been notified in writing (by way of Notice of Assignment of Rents and Leases or otherwise) of the address of such mortgages and/or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided in this Lease, then the mortgages and/or trust deed holders shall have an additional THIRTY (30) days within which to cure such default. If such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such THIRTY (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued.

WITNESS the following signatures and seals:

LESSOR:

/s/ GEORGIA ANNE SNYDER-FALKINHAM
(SEAL)
Georgia Anne Snyder-Falkinham

LESSEE:

Luna Innovations, Inc.

By:	/s/ KENT MURPHY	(SEAL)

ATTEST:

I hereby guarantee the compliance by the Lessee with all the terms of this Lease.

(SEAL)
Kent Murphy

(SEAL)
Michael F. Gunther